Exhibit 99.1

International Headquarters	Corporate Headquarters
4787 Levy Street	7720 North Dobson Road
Montreal, Quebec, H4R 2P9	Scottsdale, AZ 85256
Phone: 514.744.6792	Phone: 602.808.8800
Fax: 514.744.6272	Fax: 602.808.0822

Contact Information:

Media:
Sard Verbinnen & Co.	Medicis Pharmaceutical Corporation
Renée Soto/Sarah Brown/Jared Levy	Kara Stancell
212-687-8080	480-291-5454

Investors:
Valeant Pharmaceuticals International, Inc.	Medicis Pharmaceutical Corporation
Laurie W. Little	Sean Andrews
949-461-6002	480-291-5854
laurie.little@valeant.com

VALEANT PHARMACEUTICALS INTERNATIONAL, INC. AGREES TO ACQUIRE MEDICIS PHARMACEUTICAL CORPORATION FOR $44.00 PER SHARE IN CASH

Combination Creates a Global Leader in Dermatology

Transaction Values Medicis at Approximately $2.6 Billion

At Least $225 Million Run Rate in Annual Cost Synergies Expected to be Achieved within 6 Months of Closing

Transaction Expected to Close in the First Half of 2013

Montreal, Quebec and Scottsdale, AZ — September 3, 2012 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) and Medicis Pharmaceutical Corporation (NYSE: MRX) today announced that they have entered into a definitive agreement under which Valeant will acquire all of the outstanding common stock of Medicis for $44.00 per share in cash. The transaction, which values Medicis’ common stock at approximately $2.6 billion, was unanimously approved by the Boards of Directors of both companies. The $44.00 per share price represents a 39% premium to Medicis’ closing share price on Friday, August 31, 2012, the last trading day prior to announcement, and a 31% premium to the three-month average trading price. The transaction is expected to close in the first half of 2013.

Medicis’ portfolio includes leading prescription brands SOLODYN®, RESTYLANE®, PERLANE®, ZIANA®, DYSPORT® and ZYCLARA®. The pro forma net revenue for the combined company’s dermatology and aesthetics businesses for 2012 is expected to exceed $1.7 billion within the United States.

Valeant’s Chairman and Chief Executive Officer, J. Michael Pearson, said, “The acquisition of Medicis represents a significant next step in our journey to become the leader in dermatology by strengthening Valeant’s presence in acne, actinic keratosis, aesthetic injectables and anti-virals, among others. Medicis’ highly complementary portfolio of leading branded products and promising pipeline is a solid strategic fit, and we look forward to leveraging Medicis’ well known and respected name in dermatology to drive long-term growth.”

Jonah Shacknai, Chairman and Chief Executive Officer of Medicis, said, “Our Board of Directors believes this compelling all-cash transaction demonstrates the value our employees have created and the strength of our brand in the specialty pharmaceutical market. We look forward to combining our portfolio of products with Valeant, and we are confident that the combined portfolio under the Medicis name will be well positioned to capitalize on meaningful opportunities in the growing dermatology and aesthetics markets.”

The transaction is subject to customary closing conditions, including approval by Medicis stockholders and expiration of any applicable regulatory waiting period. Valeant expects the transaction, once completed, to be immediately accretive to Valeant’s cash earnings per share. The combination is expected to yield cost synergies at an annual run rate of at least $225 million within six months of closing. Valeant has secured committed financing for 100% of the transaction value from J.P. Morgan Chase Bank, N.A.

The combined company’s commercial dermatology operations will be located in Scottsdale, Arizona and will operate under the name Medicis, a division of Valeant, with its dermatology research and development operations in Laval, QC, Scottsdale, AZ and Petaluma, CA, and corporate support functions primarily based in New Jersey.

J.P. Morgan Securities LLC acted as exclusive financial advisor to Valeant. Deutsche Bank Securities Inc. and Roberts Mitani, LLC served as financial advisors to Medicis. Sullivan & Cromwell LLP and Skadden, Arps, Meagher & Flom LLP served as Valeant’s legal counsel, and Medicis was advised by Weil, Gotshal & Manges LLP and Latham & Watkins LLP.

Conference Call and Webcast Information

Valeant will host a conference call and a live Internet webcast along with a slide presentation on Tuesday, September 4, 2012 at 8:00 a.m. ET (5:00 a.m. PT), to discuss the transaction. The dial-in number to participate on this call is (877) 876-8393, confirmation code 26019318. International callers should dial (973) 200-3961, confirmation code 26019318. A replay will be available approximately two hours following the conclusion of the conference call through September 11, 2012 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 26019318. The live webcast of the conference call may be accessed through the investor relations section of Valeant’s corporate website at www.valeant.com.

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, neurology and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

About Medicis Pharmaceutical Corporation

Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.

Forward Looking Statements

This press release contains forward-looking statements regarding, among other things, the proposed business combination between Valeant and Medicis, Valeant’s and Medicis’ financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, as well as estimates of Valeant’s future expenses and future earnings per share. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect Valeant’s or Medicis’ current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect the proposed business combination of the companies, future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in this press release. These factors include, but are not limited to: the risk that the acquisition will not close; the risk that Valeant’s business and/or Medicis’ business will be adversely impacted during the pendency of the acquisition; the risk that the operations of the two companies will not be integrated successfully; Valeant’s and Medicis’ ability to successfully develop, commercialize and market new products; Valeant’s and Medicis’ ability to obtain regulatory approval of any of their respective pipeline products; competition for the business of Valeant’s and Medicis’ branded and generic products; market acceptance of Valeant’s and Medicis’ future products; government regulation of the pharmaceutical industry; the outcome of any pending or future litigation or claims by third parties or the government; the risk of changes in governmental regulations; the impact of economic conditions; the impact of competition and pricing and other risks and uncertainties, including those detailed from time to time in the companies’ periodic reports filed with the Securities and Exchange Commission (SEC) and in the case of Valeant, the Canadian Securities Administrators (“CSA”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “RISK FACTORS” in their annual reports on Form 10-K for the year ended Dec. 31, 2011, which have been filed with the SEC and in the case of Valeant, the CSA. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the companies’

actual results to differ materially from expected and historical results. The companies assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Additional Information About the Acquisition and Where to Find it

Medicis, and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Medicis stockholders in connection with the merger. Information about the directors and executive officers of Medicis is set forth in Medicis’ Annual Report on Form 10-K filed with the SEC on February 28 2012 and the proxy statement for Medicis’ 2012 Annual Meeting of Stockholders filed with the SEC on April 4, 2012. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement for the merger when it is available.

Investors of Medicis are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about Medicis, Valeant and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Medicis with the SEC at the SEC’s website at www.sec.gov, at Medicis’ website at www.medicis.com or by sending a written request to Medicis at 7720 North Dobson Road, Scottsdale, Arizona 85256, Attention: Chief Legal Officer.

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